UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2023, Harmony Biosciences Holdings, Inc.(the “Company”) announced that Dr. Jeffrey M. Dayno, the Company’s current Interim President and Chief Executive Officer and Chief Medical Officer, has been appointed by the Board of Directors of the Company (the “Board”) as President and Chief Executive Officer (“CEO”) of the Company. In connection with his appointment, Dr. Dayno has also been appointed to the Board as a Class I Director, filling the previously announced vacancy on the Board created by the departure of John C. Jacobs, to serve until the Company's 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Jeffrey M. Dayno, age 64, has served as the Company’s Interim President and Chief Executive Officer since January 2023 and has continued in his role as Chief Medical Officer, a role he has held since November 2017. Dr. Dayno also served as Chief Medical Officer of Eaglet Co., now known as Zyla Life Sciences, from July 2014 to October 2017. Prior to joining Eaglet Co., Dr. Dayno served as Vice President of Global Medical Affairs at ViroPharma, Inc., from August 2011 to January 2014, at which time it was acquired by Shire Pharmaceuticals. Since March 2016, Dr. Dayno has served on the board of directors of Atrin Pharmaceuticals, LLC, a private biopharmaceutical company. Dr. Dayno completed his residency in neurology at Temple University Hospital then completed a fellowship in stroke and cerebrovascular diseases at Henry Ford Hospital in Detroit, Michigan, as part of a National Institutes of Health program grant in stroke. Dr. Dayno has over 10 years of experience in clinical and academic medicine and was on the faculty at Jefferson Medical College. Dr. Dayno also has over 20 years of experience in the pharmaceutical industry in leadership roles in companies including Merck & Co., Inc., a public pharmaceutical company, and Cephalon Inc., a former public biopharmaceutical and biotechnology company, which was acquired by Teva. Dr. Dayno was one of the founding members and served as the Chairman of the Board of the Philadelphia Stroke Council, a non-profit organization dedicated to patient awareness and professional education to advance the efforts toward acute stroke treatment. Since March 2013, Dr. Dayno has been a member of the board of visitors of Temple University School of Medicine. Dr. Dayno received a B.A. in international studies from Trinity College and an M.D. from Temple University School of Medicine.

In connection with Dr. Dayno’s appointment as President and CEO, Harmony Biosciences, LLC, a wholly owned subsidiary of the Company, executed an Executive Employment Agreement with Dr. Dayno (the “Employment Agreement”), which provides that Dr. Dayno will receive (i) an annual base salary of $650,000 and (ii) a target annual bonus opportunity of 75% of his annual base salary, with an opportunity to achieve 100% of his annual base salary under certain circumstances, effective as of April 24, 2023. The foregoing description of the Employment Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Any incentive-based compensation for Dr. Dayno’s service as President and CEO has not yet been determined.

There are no family relationships between Dr. Dayno and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of  Regulation S-K, other than those disclosed under the section “Related Person Transactions” in the Company’s definitive proxy statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2023.

In connection with Dr. Dayno’s appointment as President and Chief Executive Officer, Jeffrey S. Aronin, who has served at the Company’s Executive Chairman since January 2023, has returned to his prior role as non-executive Chairman of the Board, effective April 24, 2023.

Item 7.01. Regulation FD.

On April 24, 2023, the Company issued a press release announcing the appointment of Dr. Dayno as President, Chief Executive Officer and Class I Director of the Company, as well as Mr. Aronin’s resumed role as non-executive Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Executive Employment Agreement, dated April 24, 2023, between Harmony Biosciences, LLC and Jeffrey M. Dayno, M.D.

99.1*	Press release issued by the Company dated April 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act except to the extent that Harmony Biosciences Holdings, Inc. specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: April 24, 2023	By:	/s/ Sandip Kapadia
Sandip Kapadia
Chief Financial Officer